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                                                                   EXHIBIT 11(1)


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                                                                  EXHIBIT 11 (1)

Layne Christensen Company
Statement Regarding Computation of per Share Earnings

                                                                               Year Ended January 31,
                                                                 ---------------------------------------------
                                                                   1997                1996               1995
                                                                 --------            --------           ------
COMPUTATION OF PER SHARE EARNINGS (IN
    THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net income (loss)                                               $    8,017         $    4,587         $    2,960
                                                                ==========         ==========         ==========
Weighted average common shares
   outstanding                                                   8,865,000          7,451,000          7,301,000
Dilutive stock options                                             281,000             66,000             47,000
                                                                ----------         ----------         ----------
Primary weighted average common
   shares outstanding                                            9,146,000          7,517,000          7,348,000
Additional dilutive stock options (a)                               58,000            135,000              9,000
                                                                ----------         ----------         ----------
Fully diluted weighted average common
   and equivalent shares outstanding                             9,204,000          7,652,000          7,357,000
                                                                ==========         ==========         ==========
Per share:
   Net income - primary                                         $      .88         $      .61         $      .40
                                                                ==========         ==========         ==========
   Net income - fully dilutive                                  $      .87         $      .60         $      .40
                                                                ==========         ==========         ==========

---------------------------

(a) The effects of additional dilutive stock options on primary per share earnings are less than two percent.

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